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                                EXHIBIT 21

                      SUBSIDIARIES OF THE REGISTRANT


The subsidiaries listed below are, directly or indirectly, wholly-owned and all are consolidated in the financial statements.


                                                   STATE OR COUNTRY
                                                      IN WHICH
   SUBSIDIARY NAME                             INCORPORATED OR ORGANIZED

   Alumitech, Inc.                                     Delaware

   Alumitech of Cleveland, Inc.                        Delaware

   Alumitech of Wabash, Inc.                            Indiana

   AWT Properties, Inc.                                  Ohio

   ETS Schaefer Corporation                              Ohio

   The Feldspar Corporation                         North Carolina

   Pyron Corporation                                   New York

   Pyron Metal Powders, Inc.                           Delaware

   Suzorite Mica Products Inc.                      Ontario, Canada

   Suzorite Mineral Products, Inc.                     Delaware

   Zemex Fabi-Benwood, LLC                          North Carolina

   Zemex Industrial Minerals, Inc.                     Delaware

   Zemex Mica Corporation                              Delaware

   Zemex U.S. Corporation                              Delaware